Exhibit 10.2
FIRST AMENDMENT TO
AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT
This First Amendment (this “Amendment”) to the Amended and Restated Executive Employment Agreement by and between Ezra Uzi Yemin (“Executive”) and DELEK US HOLDINGS, INC. (the “Company”), effective May 8, 2020 (the “Employment Agreement”), is hereby entered into by the Company and Executive on to be effective upon the commencement of Avigal Soreq’s term as Chief Executive Officer or at such earlier time as requested by the Board (the “Effective Date”). This Amendment supersedes and replaces in all respects the Employment Agreement and, except as otherwise provided herein, the Employment Agreement is hereby canceled. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Employment Agreement.
WHEREAS, Executive wishes to resign from his role as President and Chief Executive Officer of the Company but Executive desires to continue to serve as the Chairman of the Company’s Board of Directors (the “Board”) and the Company wishes to accept such resignation and have Executive continue in this capacity as Executive Chairman of the Board and/or in such other executive capacities and positions as may be established by the Board (the “Transition”);
WHEREAS, the Parties acknowledge and agree that the Transition will not constitute a termination of employment for purposes of the Employment Agreement, the Employment Agreement will terminate on the Effective Date and Executive will not be entitled to any compensation and benefits under the Employment Agreement after the Transition Date except as provided below; and
WHEREAS, the Parties wish to enter into this Amendment in order to modify the terms of Executive’s continued service with the Company.
NOW, THEREFORE, in consideration of the foregoing, effective as of the Effective Date, the Employment Agreement is hereby amended as follows:
1.As of the Effective Date the Employment Agreement is terminated and cancelled and no further benefits will be provided thereunder except with respect to the following provisions: 19 (Mediation/Arbitration); and 21 (Indemnification and Arbitration) (and those additional provisions necessary to interpret or apply the preceding sections. In addition, all provisions in the Employment Agreement that provide for the accelerated vesting of outstanding equity awards in the Context of a Change in Control (including accelerated vesting associated with a termination of employment in the Context of a Change in Control) will continue to apply to Executive’s equity awards (and those additional provisions necessary to interpret the applicable provisions). For purposes of clarity, the preservation of Section 11(a) is not intended to preserve Executive’s Separation Payment, Post-Employment Annual Bonus, COBRA continuation rights or other payments or benefits other than the accelerated vesting of equity upon an Acceleration Event as provided for in Section 11(a). Upon the termination of the Employment Agreement none of the benefits contemplated by Section 10 of the Employment Agreement (other than Accelerated Vesting) will be payable to Executive.
2.By executing this Amendment, Executive acknowledges and agrees as follows:
This Amendment constitutes notice of my decision to resign as President and Chief Executive Officer of the Company and from all other positions and offices held at the Company or any subsidiary or affiliate of the Company, other than as Executive Chairman of the Board and Chairman of the Board of Directors of Delek Logistic Partners, LP, in each case effective upon the Effective Date.

Exhibit 10.2
I hereby acknowledge and agree that neither my resignation nor any changes to my responsibilities, duties or compensation that are made in connection with my resignation will constitute “Good Reason” as defined in my Employment Agreement, or otherwise allow me to voluntarily terminate my employment and receive any severance payments or other similar payments or benefits from the Company or any of its affiliates.
3.The parties intend this Amendment to constitute Executive’s notice of and agreement to resign as provided in this Amendment.
4.This Amendment is entered into under, and shall be governed for all purposes by, the laws of the State of Tennessee, without regard to conflicts of laws principles thereof.
5.This Amendment may be executed in any number of counterparts, including by electronic mail or facsimile, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a copy hereof containing multiple signature pages, each signed by one party, but together signed by both parties hereto.
[Remainder of Page Intentionally Blank;
Signature Page Follows]

Exhibit 10.2
IN WITNESS WHEREOF, Executive and the Company each have caused this Amendment to be executed and effective as of the Effective Date.

COMPANY:
DELEK US HOLDINGS, INC.

/s/ Shlomo Zohar
By: Shlomo Zohar
Title: Lead Independent Director

/s/ William J. Finnerty
By: William J. Finnerty
Title: Chair of the Compensation Committee

EXECUTIVE:
Ezra Uzi Yemin

/s/ Ezra Uzi Yemin

Signature Page to First Amendment to Amended and Restated Executive Employment Agreement